Exhibit 99.1

News Release	TRW Automotive 12001 Tech Center Drive Livonia, MI 48150

Investor Relations Contact:
Mark Oswald
(734) 855-3140

Media Contact:
Colleen Hanley
(734) 855-2610

TRW Signs Definitive Agreement to Divest its Engine Valve Business

LIVONIA, MICHIGAN, September 10, 2014 —TRW Automotive Holdings Corp. (NYSE: TRW) today announced it has signed a definitive agreement to divest its engine valve business for $385 million in cash to Federal-Mogul Holdings Corporation (NASDAQ:FDML).  The planned divestiture, with annual sales of approximately $610 million, is expected to close in the first quarter of 2015 subject to customary conditions, including regulatory, regional Supervisory Board and local works council approvals.  Proceeds from the sale will be used for general corporate purposes.

“In addition to clarifying the Company’s product portfolio, the planned sale of the engine components business to Federal-Mogul will enable the Company to concentrate on its growing active and passive safety technologies,” said John C. Plant, Chairman and CEO of TRW Automotive. “The engine components business is a long-standing market leader and a trusted partner to the world’s vehicle manufacturers. Its pairing with Federal-Mogul’s powertrain business will further strengthen its position as an industry leader.”

About TRW Automotive

With 2013 sales of $17.4 billion, TRW Automotive ranks among the world’s leading automotive suppliers. Headquartered in Livonia, Michigan, USA, the Company, through its subsidiaries, operates in 24 countries and employs approximately 65,000 people worldwide. TRW Automotive products include integrated vehicle control and driver assist systems, braking systems, steering systems, suspension systems, occupant safety systems (seat belts and airbags), electronics, engine components, fastening systems and aftermarket replacement parts and services.  For further press information and photos please visit: www.trw.com

About TRW Engine Components Business

With 2013 sales of $610 million, the TRW Engine Components business unit, headquartered in Barsinghausen, Germany, operates a global manufacturing and engineering footprint to serve its global customers including through an established network of joint ventures, from 22 facilities in 12 countries and 5,400 employees worldwide.

Forward-Looking Statements

This release contains statements that are not statements of historical fact, but instead are forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995.  We caution readers not to place undue reliance on these statements, which speak only as of the date hereof.  There are a number of risks, uncertainties and other important factors that could cause our actual results to differ materially from those suggested by our forward-looking statements, including those set forth in the Company’s Annual Report on Form 10-K for fiscal year ended December 31, 2013 and our reports on Form 10-Q for the fiscal quarters ended March 28, 2014 and June 27, 2014, including: economic conditions adversely affecting our business, results or the viability of our supply base; risks associated with non-U.S. operations, including economic and political uncertainty in some regions, adversely affecting our business, results or financial condition; the unsuccessful implementation of our current expansion efforts adversely impacting our business or results; any developments related to antitrust investigations adversely affecting our financial condition, results, cash flows or reputation; pricing pressures from our customers adversely affecting our profitability; global competition adversely affecting our sales, profitability or financial condition; any disruption in our information technology systems adversely impacting our business and operations; any shortage of supplies causing a production disruption for any customers or us; the loss of any of our largest customers or a significant amount of their business, or a significant decline in their production levels, adversely affecting us; strengthening of the U.S. dollar and other foreign currency exchange rate fluctuations impacting our results; our contingent liabilities and tax matters causing us to incur losses or costs; any inability to protect our intellectual property rights adversely affecting our business or our competitive position; commodity inflationary pressures adversely affecting our profitability or supply base; costs or adverse effects on our business, reputation or results from governmental regulations; work stoppages or other labor issues at our facilities or those of our customers or others in our supply chain adversely affecting our business, results or financial condition; any increase in the expense of our pension and other postretirement benefits or the funding requirements of our pension plans reducing our profitability; and other risks and uncertainties set forth in our Annual Report on Form 10-K and in our other filings with the Securities and Exchange Commission.  We do not undertake any obligation to release publicly any update or revision to any of the forward-looking statements.

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